UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2008

Versa Card Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

1615 Walnut Street, 3rd Floor, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 972-1601

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Cancellation of 20,000,000 shares of Common Stock

The Company and James C. Fischbach entered into a Mutual Release and Settlement Agreement on August 20, 2008. Pursuant to the Mutual Release and Settlement Agreement, the Company issued 100,000 shares of its Common Stock to James C. Fischbach, James C. Fischbach agreed to the cancellation of 20,000,000 shares issued February 7, 2007, in anticipation of the acquisition of Intrepid World Communications Corporation, and the Company agreed to dismiss the pending litigation in the Delaware Court of Chancery.

As a result of the cancellation of the 20,000,000 shares, and giving effect to the issuance of the 100,000 shares pursuant to the Mutual Release and Settlement Agreement, the number of outstanding shares of common stock is now 30,109,682.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versa Card, Inc.
Dated: August 25, 2008	By:	/s/ James MacKay
James MacKay, Chief Executive Officer